Exhibit 99.1

Catasys Expands its OnTrak™ Program to Cover Health Insurance Exchange Members in Kansas

LOS ANGELES, March 12, 2015 -- Catasys, Inc. (OTCQB: CATS), provider of proprietary healthcare management services to health insurers and employers, announced today that it has begun enrolling Health Insurance Exchange (HIE) members for its health plan for customers in Kansas. This represents the continued expansion of Catasys’ covered membership with one of the leading national health insurance providers from its current eligible Medicare and Commercial members in Kansas. Catasys' 52-week OnTrak™ program includes medical and psychosocial interventions, as well as a care-coaching component. Catasys receives monthly fees for members enrolled in the OnTrak™ program and is currently in Kansas, Louisiana, Florida, Massachusetts, Oklahoma, West Virginia, Kentucky, Wisconsin and New Jersey.

"Extending to HIE members in Kansas, represents another in-state expansion of the lives we are covering, and is indicative of the national health plan's success and satisfaction with our OnTrak program,” said Rick Anderson, Catasys' President and COO. "As a leading provider of integrated healthcare services, we are pleased that we have been able to demonstrate the clinical and financial outcomes of our program, which started with just a single population in Kansas, and has spread to Louisiana and Oklahoma and with now additional members in Kansas. We have seen a growing number of HIE members become eligible for our program as these members have proven to often have multiple comorbid conditions and high healthcare costs.”

About Catasys, Inc.

Catasys, Inc. provides specialized healthcare management services to health plans and employers through its OnTrak program. Catasys' OnTrak program – contracted with a growing number of health insurers – is designed to improve member health and at the same time lower costs to the insurer for underserved populations where behavioral health conditions are exacerbating co-existing medical conditions. The program utilizes member engagement and patient centric treatment that integrates evidence based medical and psychosocial interventions along with care coaching in a 52-week outpatient program. OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization driving a more than 50% reduction in total health insurers’ costs for enrolled members. Catasys has contracts with many health insurance providers and currently has approximately 1.8 million Commercially Equivalent Lives (CELs) covered under contracts and located in nine states. Catasys’ initial focus is on the high cost substance abuse populations, where it has incentivized health plans to spend more on behavioral health to improve overall member health resulting in lower hospital utilization and cost. In addition, Catasys is looking towards other populations and behavioral health disease conditions to expand to in the future. For further information, please visit www.catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintain existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Catasys Investor Contact:

Andrew Haag

Managing Partner

IRTH Communications

CATS@irthcommunications.com

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